EXHIBIT 99.3

VECTREN CORPORATION
AND SUBSIDIARY COMPANIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(Unaudited - in millions, except per share amounts)

	Twelve Months Ended December 31, 2017
(In millions, except EPS)	GAAP Measure	Deferred Tax Revaluation (Gain) / Loss	Operating Expense Charge	Non-GAAP Measure
Consolidated
Net Income	$216.0	$(45.3)	$45.3	$216.0
Basic EPS	$2.60	$(0.55)	$0.55	$2.60

Utility Group
Net Income	$175.8	$(23.2)	$23.2	$175.8
Basic EPS	$2.12	$(0.28)	$0.28	$2.12

Utility Group Segments
Gas Utility - Net Income	$115.5	$(27.3)	—	$88.2
Electric Utility - Net Income	$75.2	—	—	$75.2
Other Utility Operations - Net Income	$(14.9)	$4.1	$23.2	$12.4

Nonutility Group
Net Income	$41.1	$(22.3)	$22.1	$40.9
Basic EPS	$0.49	$(0.27)	$0.27	$0.49

Corp & Other
Net Income	$(0.9)	$0.2	—	$(0.7)
Basic EPS	$(0.01)	—	—	$(0.01)

Other Operating Expense
Consolidated	$1,115.9	—	$(69.7)	$1,046.2
Utility Group	$370.4	—	$(35.7)	$334.70

Income Tax Expense
Consolidated	$46.4	$45.3	$24.4	$116.1
Utility Group	$60.7	$23.2	$12.5	$96.4
Nonutility Group	$(13.5)	$22.3	$11.9	$20.7
Corp & Other	$(0.8)	$(0.2)	—	$(1.0)